As filed with the Securities and Exchange Commission on June 28, 2006

Registration No. 333-113312

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RED HAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1364380
(State or other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1801 Varsity Drive

Raleigh, North Carolina 27606

(919) 754-3700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MICHAEL R. CUNNINGHAM

GENERAL COUNSEL

RED HAT, INC.

1801 VARSITY DRIVE

RALEIGH, NORTH CAROLINA 27606

(919) 754-3700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

MARK G. BORDEN, ESQ.

WILMER CUTLER PICKERING HALE AND DORR LLP

60 STATE STREET

BOSTON, MASSACHUSETTS 02109

(617) 526-6000

Approximate date of commencement of proposed sale to public: Completed

If the only Securities being registered on this Form are being offered pursuant to dividend pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐            .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐            .

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

On August 16, 2004, the Securities and Exchange Commission (the “SEC”) declared effective the registration statement on Form S-3 (File No. 333-113312) (the “Registration Statement”) filed by Red Hat, Inc. (the “Company”) with respect to the resale on a continuous or delayed basis of an aggregate of 3,284,041 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), issued in connection with the Company’s acquisition of Sistina Software, Inc. (“Sistina”).

The Registration Statement was filed for the benefit of holders of the Shares (the “Holders”).

In connection with the acquisition, the Company agreed with Sistina to keep the Registration Statement effective until the earlier of (1) the date on which each of the Shares has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement; and (2) the first anniversary of the latest date of issuance of any Shares. The Company is no longer obligated to keep the Registration effective.

In accordance with such agreement, and in accordance with the Company’s undertaking under Regulation S-K Item 512(a)(3), the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all Shares not sold by the Holders pursuant to the Registration Statement. Accordingly, the Company hereby requests that upon the effectiveness of this Post-Effective Amendment No. 1, such Shares be removed from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Raleigh, North Carolina, on June 28, 2006.

RED HAT, INC.

By:	/s/ Matthew J. Szulik
Matthew J. Szulik
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew J. Szulik Matthew J. Szulik	President, Chief Executive Officer and Director (Principal executive officer)	June 28, 2006

/s/ Charles E. Peters, Jr. Charles E. Peters, Jr.	Executive Vice President – Finance and Administration and Chief Financial Officer (Principal financial and accounting officer)	June 28, 2006

/s/ Edward Kozel Edward Kozel	Director	June 28, 2006

/s/ Eugene J. McDonald Eugene J. McDonald	Director	June 28, 2006

/s/ William S. Kaiser William S. Kaiser	Director	June 28, 2006

/s/ Marye Anne Fox, PhD. Marye Anne Fox, PhD.	Director	June 1, 2006

/s/ W. Steve Albrecht W. Steve Albrecht	Director	June 1, 2006

/s/ Henry Hugh Shelton Henry Hugh Shelton	Director	June 28, 2006

/s/ Narendra Kumar Gupta Narendra Kumar Gupta	Director	June 28, 2006